News Release

Monday, February 2, 2004

Gannett Co., Inc. Releases December Statistical Report

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that total pro forma operating revenues for the twelfth period ended December 28, 2003 were 5 percent above the same period last year. For comparison purposes, the continued increase in the exchange rate of Sterling year-over-year affected results for the company's UK operations. If the exchange rate had remained constant year-over-year, total pro forma operating revenues would have increased 4 percent.

Pro forma (assuming that all properties presently owned were owned in both periods) newspaper advertising revenues in December rose 7 percent compared with the same period in 2002 on a 1 percent increase in ROP volume and an 8 percent advance in preprint distribution. If the exchange rate had remained constant year-over-year, total pro forma newspaper advertising revenues would have risen 5 percent. For the full-year, pro forma newspaper advertising revenues were up 5 percent.

Pro forma classified revenues increased 9 percent in the December period on a 3 percent increase in ad volume. Employment revenues increased 8 percent from the same period last year, including an almost 4 percent increase at our local domestic newspapers. On a constant currency basis, employment revenue would have increased 4 percent. Classified real estate revenues increased 14 percent and automotive fell 2 percent. Overall, the company's classified results from Newsquest were stronger than its domestic results. On a constant currency basis, pro forma classified revenues would have increased 7 percent. For all of 2003, pro forma classified revenues increased 5 percent.

Pro forma local advertising revenues rose 4 percent in the twelfth period on a 3 percent decline in ad volume. The performance of the company's small and medium-sized advertisers in its domestic newspapers outpaced the revenue performance of its largest advertisers. In the U.S., local ROP ad revenue gains were achieved in the financial, home improvement and telecommunications categories while there was continued softness in department stores and consumer electronics. For the full year, pro forma local ad revenues increased 3 percent.

Pro forma national advertising revenues increased 12 percent on a 10 percent increase in ad volume. National volume at the company's local domestic newspapers rose 11 percent in the period compared with the same interval in 2002. For all of 2003, pro forma national advertising rose 6 percent.

At USA TODAY, advertising revenues for the twelfth period were 6 percent higher and paid ad pages increased to 526 from 484. For the twelfth period, at USA TODAY, travel, retail and telecommunications were strong and more than offset lower entertainment and technology spending. For the year, USA TODAY's paid pages numbered 4,918 versus 4,869 last year while ad revenues were 4 percent higher than last year.

Television revenues declined 2 percent in the period. National revenues fell 10 percent while local revenues increased 2 percent. For comparison purposes, television revenues rose 13 percent in the same period last year. Based on current pacings, television revenues are currently ahead of last year's first quarter results in the low single digits. Television revenues decreased 7 percent for the full year reflecting the absence of Olympic-related ad revenues and substantially diminished political advertising.

In addition to the revenue and statistical summary, attached is a chart which shows the consolidated Gannett Online audience share for December from Nielsen//Net Ratings. In December, Gannett's domestic Websites had 14.8 million unique visitors reaching about 10 percent of the Internet audience.

The pro forma advertising and circulation revenue statistics include the results of the SMG (Newsquest's Scottish Media Group) publishing business, Texas-New Mexico Newspapers Partnership and Clipper Magazine as if they had been owned in both years. Ad linage for Newsquest and Clipper are not included in the ad volume statistics. Circulation volume numbers for Newsquest's paid daily newspapers are included in the enclosed statistics, but volume from unpaid daily and non-daily publications is not included in the circulation volume statistics.

Gannett Co., Inc. is a leading international news and information company that publishes 100 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns almost 500 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes more than 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 22 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Contact: Jeff Heinz
Director, Investor Relations
703-854-6917
jheinz@gannett.com

#         #          #

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY

                          Period 12 (December 1, 2003 - December 28, 2003)
                                                                         %
                             2003            2002          CHANGE     CHANGE
REVENUES:
Advertising:
Local                  $  183,418,000  $  176,760,000  $   6,658,000     4
National                   69,575,000      62,095,000      7,480,000    12
Classified                126,018,000     115,309,000     10,709,000     9
                        -------------   -------------   ------------   ----
Total Advertising      $  379,011,000  $  354,164,000  $  24,847,000     7

Circulation                97,689,000      96,090,000      1,599,000     2
Other revenue              34,689,000      31,719,000      2,970,000     9
Television                 54,797,000      56,122,000     (1,325,000)   (2)
                        -------------   -------------   ------------   ----
Total Revenue          $  566,186,000  $  538,095,000  $  28,091,000     5
                        =============   =============   ============   ====

VOLUME:
Newspaper Inches:
Local                       3,515,318       3,641,181       (125,863)   (3)
National                      348,303         316,009         32,294    10
Classified                  4,183,069       4,047,990        135,079     3
                        -------------   -------------   ------------   ----
Total ROP                   8,046,690       8,005,180         41,510     1
                        =============   =============   ============   ====
Preprint Distribution
  (in thousands)            1,193,498       1,106,223         87,275     8
                        =============   =============   ============   ====

NET PAID CIRCULATION:
Morning (w/USAT)            6,882,297       6,895,814        (13,517)   (0)
Evening                     1,219,712       1,254,153        (34,441)   (3)
                        -------------   -------------   ------------   ----
Total Daily                 8,102,009       8,149,967        (47,958)   (1)
                        =============   =============   ============   ====
Sunday                      6,962,200       7,040,029        (77,829)   (1)
                        =============   =============   ============   ====

                          Year-to-Date through December 28, 2003
                                                                         %
                             2003            2002          CHANGE     CHANGE
REVENUES:
Advertising:
Local                 $ 1,931,604,000 $ 1,868,372,000 $   63,232,000     3
National                  738,949,000     696,867,000     42,082,000     6
Classified              1,831,915,000   1,740,932,000     90,983,000     5
                       --------------  --------------  -------------   ----
Total Advertising     $ 4,502,468,000 $ 4,306,171,000 $  196,297,000     5

Circulation             1,221,193,000   1,215,164,000      6,029,000     0
Other revenue             385,997,000     364,795,000     21,202,000     6
Television                719,885,000     771,303,000    (51,418,000)   (7)
                       --------------  --------------  -------------   ----
Total Revenue         $ 6,829,543,000 $ 6,657,433,000 $  172,110,000     3
                       ==============  ==============  =============   ====

VOLUME:
Newspaper Inches:
Local                      37,867,618      38,650,011       (782,393)   (2)
National                    4,086,951       3,791,524        295,427     8
Classified                 58,733,344      56,748,838      1,984,506     3
                       --------------  --------------  -------------   ----
Total ROP                 100,687,913      99,190,373      1,497,540     2
                       ==============  ==============  =============   ====
Preprint Distribution
  (in thousands)           11,374,041      10,465,845        908,196     9
                       ==============  ==============  =============   ====

NET PAID CIRCULATION:
Morning (w/USAT)            7,062,898       7,121,104        (58,206)   (1)
Evening                     1,257,298       1,297,288        (39,990)   (3)
                       --------------  --------------  -------------   ----
Total Daily                 8,320,196       8,418,392        (98,196)   (1)
                       ==============  ==============  =============   ====
Sunday                      7,032,247       7,092,171        (59,924)   (1)
                       ==============  ==============  =============   ====

Note:  The operating results from the company's newspapers participating in joint operating agencies, and which are accounted for under the equity method of accounting, are reported as a single amount in other operating revenues. Advertising linage statistics from these newspapers are not included above, however, circulation volume statistics for these newspapers are included above.

       The above revenue amounts and statistics have been restated to include all companies presently owned including Clipper Magazine (acquired in late October 2003) and SMG Publishing (acquired in April 2003). Clipper
       Magazine is a direct-mail advertising magazine company publishing over
       320 individual market editions in 23 states, which are mailed to over
       100 million American homes annually. SMG Publishing consists of three
       Scottish newspapers: The Herald, Sunday Herald and Evening Times; eleven specialty consumer and business-to-business magazine titles; and an online advertising and content business.

       Newsquest (which includes SMG Publishing) is a regional newspaper publisher in the United Kingdom with more than 300 titles, including paid and unpaid daily and non-daily products. Circulation volume statistics for Newsquest's seventeen paid daily newspapers are included above. Circulation volume statistics for Newsquest's unpaid daily and non-daily publications are not reflected above. Advertising linage for
       Newsquest publications is not reflected above.

       Circulation volume and advertising linage statistics for Clipper
       Magazine are not reflected above.

  GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY

                          4th Quarter 2003 (September 29 - December 28, 2003)
                                                                           %
                             2003            2002           CHANGE      CHANGE
REVENUES:
Advertising:
Local                 $   556,280,000 $   537,090,000  $   19,190,000      4
National                  219,218,000     198,373,000      20,845,000     11
Classified                445,194,000     412,480,000      32,714,000      8
                       --------------  --------------   -------------    ----
Total Advertising     $ 1,220,692,000 $ 1,147,943,000  $   72,749,000      6

Circulation               307,003,000     304,768,000       2,235,000      1
Other revenue             110,139,000     104,312,000       5,827,000      6
Television                196,679,000     228,779,000     (32,100,000)   (14)
                       --------------  --------------   -------------    ----
Total Revenue         $ 1,834,513,000 $ 1,785,802,000  $   48,711,000      3
                       ==============  ==============   =============    ====

VOLUME:
Newspaper Inches:
Local                      10,657,020      10,938,749        (281,729)    (3)
National                    1,138,521       1,058,281          80,240      8
Classified                 14,579,636      14,044,904         534,732      4
                       --------------  --------------   -------------    ----
Total ROP                  26,375,177      26,041,934         333,243      1
                       ==============  ==============   =============    ====
Preprint Distribution
    (in thousands)          3,421,787       3,206,674         215,113      7
                       ==============  ==============   =============    ====

Note:  The operating results from the company's newspapers participating in joint operating agencies, and which are accounted for under the equity method of accounting, are reported as a single amount in other operating revenues. Advertising linage statistics from these newspapers are not included above, however, circulation volume statistics for these newspapers are included above.

       The above revenue amounts and statistics have been restated to include all companies presently owned including Clipper Magazine (acquired in late October 2003) and SMG Publishing (acquired in April 2003). Clipper
       Magazine is a direct-mail advertising magazine company publishing over
       320 individual market editions in 23 states, which are mailed to over
       100 million American homes annually. SMG Publishing consists of three
       Scottish newspapers: The Herald, Sunday Herald and Evening Times; eleven specialty consumer and business-to-business magazine titles; and an online advertising and content business.

       Newsquest (which includes SMG Publishing) is a regional newspaper publisher in the United Kingdom with more than 300 titles, including paid and unpaid daily and non-daily products. Circulation volume statistics for Newsquest's seventeen paid daily newspapers are included above. Circulation volume statistics for Newsquest's unpaid daily and non-daily publications are not reflected above. Advertising linage for
       Newsquest publications is not reflected above.

       Circulation volume and advertising linage statistics for Clipper
       Magazine are not reflected above.

Gannett Online Internet Audience

December 2003

Nielsen//NetRatings

Home/Work Panel Combined

                   Unique Visitors       Percentage Reach of

                      Per Month            Internet Audience

Gannett Online         14,807,000                10%